EXHIBIT 4-H
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                           CERTIFICATE OF CANCELLATION

                            OF LIMITED PARTNERSHIP OF

                     CAPITAL SENIOR LIVING COMMUNITIES, L.P.


         The Certificate of Limited Partnership of Capital Senior Living Communities, L.P., filed on December 17, 1985, in the Office of the Secretary of State of the State of Delaware, is hereby cancelled as of the date hereof, said Limited Partnership having been properly dissolved on December 31, 1999.

         The   undersigned   is  the  sole  General   Partner  of  such  Limited
Partnership.

                            RETIREMENT LIVING COMMUNITIES, L.P.,
                            General Partner

                            By:    CAPITAL RETIREMENT GROUP, INC.,
                                   General Partner

Dated: January 11, 2000            By:   /s/ James A. Stroud
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                                        James A. Stroud, Chief Operating Officer

                                   By:  /s/ Jeffrey L. Beck
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                                       Jeffrey L. Beck, Chief Executive Officer